Exhibit 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of LandAmerica Financial Group, Inc. for the quarter ended March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Theodore L. Chandler, Jr., Chairman and Chief Executive Officer of LandAmerica Financial Group, Inc., hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(a)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of LandAmerica Financial Group, Inc.

By:	/s/ Theodore L. Chandler, Jr.	Date:	April 29, 2008
Theodore L. Chandler, Jr.
Chairman and Chief Executive Officer